Exhibit 99.2

Amazon Brand Registry Approves the Application for the Company’s Flagship Brand: Tauri-Gum Press Release | 07/06/2021

NEW YORK, NY, July 06, 2021 (GLOBE NEWSWIRE) — via NewMediaWire — Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a New York-based diversified Life Sciences Company, today announced that its Brand Registry Application for its flagship Tauri-Gum™ brand has been approved by Amazon Inc. (“Amazon”). Amazon Brand Registry helps the Company protect its registered Trademarks and create a trusted experience for customers. Additionally, Amazon provides a suite of tools that enable rich text images on the Amazon detail page – which helps a business drive customer conversion and increased traffic & sales.

The Company is the process of listing its products and product lines, for sale, on Amazon. The Company expects to issue a press release once this important corporate initiative is completed. The Company’s existing E-Commerce fulfillment infrastructure will be utilized to fulfill any and all future Amazon derived orders.

Link: Amazon Brand Registry — https://brandservices.amazon.com

ABOUT TAURIGA SCIENCES INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating, diversified life sciences company, engaged in several major business activities and initiatives. The company manufactures and distributes several proprietary retail products and product lines, mainly focused on the Cannabidiol (“CBD”) and Cannabigerol (“CBG”) Edibles market segment. The main product line, branded as Tauri-Gum™, consists of a proprietary supplement chewing gum that is Kosher certified, Halal certified, and Vegan Formulated (CBD Infused Tauri-Gum™ Flavors: Mint, Blood Orange, Pomegranate), (CBG Infused Tauri-Gum™ Flavors: Peach-Lemon, Black Currant), (Vitamin C + Zinc Infused Tauri-Gum™ Flavor: Pear Bellini), (Caffeine Infused Tauri-Gum™ Flavor: Cherry Lime Rickey), & (Vitamin D3 Infused Tauri-Gum™ Flavor: Golden Raspberry). The Company’s commercialization strategy consists of a broad array of retail customers, distributors, and a fast-growing E-Commerce business segment (E-Commerce website: www.taurigum.com). Please visit our corporate website, for additional information, as well as inquiries, at http://www.tauriga.com Complementary to the Company’s retail business, is its ongoing Pharmaceutical Development initiative. This relates to the development of a proposed Pharmaceutical grade version of Tauri-Gum™, for nausea regulation (specifically designed for the following indication: Patients Subjected to Ongoing Chemotherapy Treatment). On March 22, 2021, the Company announced that it had Converted its U.S. Provisional Patent Application (filed on March 17, 2020) into a U.S. Non-Provisional Patent Application. The Patent, filed with the U.S.P.T.O. is Titled “MEDICATED CBD COMPOSITIONS, METHODS OF MANUFACTURING, AND METHODS OF TREATMENT”. On December 18, 2020 the Company disclosed that it had entered into a Master Services Agreement with CSTI to lead the Company’s clinical development efforts.

The Company is headquartered in Wappingers Falls, New York. In addition, the Company operates two full time E-Commerce fulfillment centers: one located in Montgomery, Texas and the other in Brooklyn, New York.

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other periodic filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

Contact:

Tauriga Sciences, Inc.

4 Nancy Court, Suite 4

Wappingers Falls, NY 12590

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

Company Instagram: @taurigum

Personal Instagram: @sethsms47

Twitter: @SethMShaw

Corp. Website: www.tauriga.com

E-Commerce Website: www.taurigum.com